   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1997
                                                     REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------
                               CIGNA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
             DELAWARE                         06-1059331
 (STATE OR OTHER JURISDICTION OF   (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)                 NO.)
 ONE LIBERTY PLACE, 1650 MARKET ST., P.O. BOX 7716, PHILADELPHIA, PENNSYLVANIA
                                  19192-1550
                                (215) 761-1000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                               THOMAS J. WAGNER,
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL,
                               CIGNA CORPORATION
 ONE LIBERTY PLACE, 1650 MARKET ST., P.O. BOX 7716, PHILADELPHIA, PENNSYLVANIA
                                     19192
                                (215) 761-6027
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)
                                --------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED   PROPOSED
                                             MAXIMUM    MAXIMUM         AMOUNT
                                AMOUNT       OFFERING  AGGREGATE          OF
  TITLE OF EACH CLASS OF        TO BE         PRICE     OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED     PER UNIT    PRICE            FEE
------------------------------------------------------------------------------------
 Debt Securities...........     (1)(3)         (2)     (1)(2)(3)          N/A
 Preferred Stock (par value
  $1.00 per share) .......      (1)(4)         (2)     (1)(2)(4)          N/A
 Common Stock (par value
  $1.00 per share) .......      (1)(5)         (2)     (1)(2)(5)          N/A
   Total...................  $800,000,000(7)   (2)    $800,000,000 $242,424.25(6)(7)

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(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $800,000,000 or the equivalent thereof in one or more foreign currencies, currency units or composite currencies, including the European Currency Unit. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $800,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Subject to Footnote (1), there are being registered hereunder an indeterminate principal amount of Debt Securities.
(4) Subject to Footnote (1), there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant.
(5) Subject to Footnote (1) and Rule 415(a)(4) of the Securities Act of 1933, there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Preferred Stock or Debt Securities registered hereby. Each share of Common Stock includes a Right to Purchase Junior Participating Preferred Stock, Series D. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
(6) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(7) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus, which also relates to CIGNA's Registration Statement on Form S-3, Registration No. 33-65396 (the "Prior Registration Statement"). This Registration Statement also constitutes the first post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with
    Section 8(a) of the Securities Act of 1933. The aggregate amount of securities eligible to be sold and not previously sold under the Prior Registration Statement ($200,000,000) shall be carried forward to this Registration Statement. CIGNA previously paid the registration fee of $60,600 in connection with those securities.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 1997

                              [LOGO APPEARS HERE]

                               CIGNA CORPORATION
                        DEBT SECURITIES, PREFERRED STOCK
                                AND COMMON STOCK

                                  -----------

  CIGNA Corporation ("CIGNA" or the "Company") may from time to time offer, together or separately, its Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness; shares of its Preferred Stock; and shares of its Common Stock. The Debt Securities, Preferred Stock and Common Stock are collectively called the "Securities". The Securities offered may be issued in one or more series or issuances at an aggregate initial offering price not to exceed $1,000,000,000 (or its equivalent based on the applicable exchange rate at the time of sale in one or more foreign currencies, composite currencies or in amounts determined by reference to an index as shall be designated by the Company). The Debt Securities may be convertible subordinated Debt Securities which, unless previously redeemed or otherwise purchased or acquired, will be convertible at any time during the specified conversion period into shares of the Company's Common Stock, or may be senior Debt Securities which will not be convertible. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars or in any other currency, in composite currencies or in amounts determined by reference to an index), maturity, rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms, and in the case of Preferred Stock, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other securities, the initial public offering price and any other terms. The Company's Common Stock is listed on the New York, Pacific and Philadelphia Stock Exchanges under the trading symbol "CI". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchanges, subject to official notice of issuance.

  The Company may sell Securities to or through underwriters, directly to other purchasers or through agents. The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is       , 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., the Pacific Stock Exchange, Inc., and the Philadelphia Stock Exchange, Inc.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission in accordance with the provisions of the 1934 Act (File No. 1-8323) are incorporated by reference herein: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997; (3) the Company's Current Reports on Form 8-K dated February 11, February 28, March 5, March 31, April 30, July 30, August 4, October 1, and October 30, 1997; (4) the description of CIGNA's Common Stock contained in CIGNA's Registration Statement on Form 8-B dated March 22, 1982, as amended, including all amendments and reports for the purpose of updating such description; and (5) the description of Preferred Stock Purchase Rights contained in CIGNA's Registration Statement on Form 8-A dated July 23, 1997, as amended by any other amendments and reports filed for the purpose of updating such description. All reports subsequently filed by the Company pursuant to Section 13(a) or 13(c) of the 1934 Act, all definitive proxy or information statements subsequently filed by the Company pursuant to Section 14 of the 1934 Act and all reports subsequently filed pursuant to Section 15(d) of the 1934 Act prior to the termination of this offering will be deemed to be incorporated herein by reference and to be part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Prospectus. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests for such copies should be directed to CIGNA Corporation, Shareholder Services Department, Two Liberty Place, 1601 Chestnut Street, P.O. Box 7716, Philadelphia, Pennsylvania 19192-2378 (telephone (215) 761-3517).

                                  THE COMPANY

  With shareholders' equity of $8.0 billion and assets of $106.4 billion as of September 30, 1997 and revenues of $19 billion for the year ended December 31, 1996, CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned insurance organizations in the United States and one of the principal United States companies in the financial services industry. Unless the context otherwise indicates, the term "the Company," when used herein, refers to one or more of CIGNA Corporation and its consolidated subsidiaries. Although CIGNA Corporation is not an insurance company, its subsidiaries are major providers of group life and health insurance, managed care products and services, retirement products and services and property and casualty insurance. The Company is one of the largest international insurance organizations based in the United States, measured by international revenues, and one of the largest investor-owned health maintenance organizations in the United States, based on the number of members. The Company's major insurance subsidiaries, Connecticut General Life Insurance Company ("CG Life") and Insurance Company of North America ("ICNA"), are among the oldest insurance companies in the United States, with ICNA tracing its origins to 1792 and CG Life to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

  The principal executive offices of the Company are located at One Liberty Place, 1650 Market Street, P.O. Box 7716, Philadelphia, Pennsylvania, 19192. Its telephone number is (215) 761-1000.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The Company's ratio of earnings to fixed charges is incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and to Exhibit 12 to the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1997, both incorporated by reference herein.

                                USE OF PROCEEDS

  Except as may otherwise be set forth in the Prospectus Supplement, the net proceeds from the sale of the Securities offered hereby will be added to the Company's general funds and used for general corporate purposes.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities"), including the nature of any variations from the following general provisions applicable to such Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities may be offered as Convertible Subordinated Debt Securities which, unless previously redeemed or otherwise purchased or acquired, will be convertible at any time during the specified conversion period into shares of the Company's Common Stock or as Senior Debt Securities which will not be convertible. The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture"), between the Company and Marine Midland Bank, N.A. (now known as Marine Midland Bank), as Trustee (the "Senior Trustee"), a copy of the form of which Senior Indenture is filed as an exhibit to the Registration Statement. The Convertible Subordinated Debt Securities are to be issued under an Indenture (the "Convertible Subordinated Indenture," each of the Senior Indenture and the Convertible Subordinated Indenture being herein referred to individually as an "Indenture" and collectively as the "Indentures") to be entered into by the Company and Marine Midland Bank, as Trustee (the "Convertible Subordinated Trustee," each of the Senior Trustee and the Convertible Subordinated Trustee being herein referred to individually as a "Trustee" and collectively as the "Trustees"), a copy of the form of which Convertible Subordinated Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein. Unless specifically noted, the references below to provisions, defined terms or sections of the Indentures refer to both the Senior Indenture and the Convertible Subordinated Indenture.

GENERAL

  The Indentures do not limit the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder (such securities issued under either Indenture being herein referred to as the "Debt Securities"). The Indentures provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of the Company. The Senior Debt Securities will rank pari passu with one another and with all other unsecured and unsubordinated debt of the Company and will not be convertible. The Convertible Subordinated Debt Securities will rank pari passu with one another, will be subordinated to all Senior Indebtedness of the Company as described below under "Convertible Subordinated Debt Securities--Subordination" and will be convertible into the Common Stock of the Company as described below under "Convertible Subordinated Debt Securities--Conversion Rights."

  The Prospectus Supplement relating to the Offered Debt Securities will state whether the Offered Debt Securities are Senior Debt Securities or Convertible Subordinated Debt Securities and will describe the following terms, where applicable, of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates (or manner of determining the same) on which the principal of the Offered Debt Securities is payable; (4) the rate or rates (or manner of determining the same) at which the Offered Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the Interest Payment Dates on which such interest will be payable and the Regular Record Date for the interest payable on any Interest Payment Date;
(5) if other than as set forth in this Prospectus, the place or places where the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable; (6) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered Debt Securities may be redeemed in whole or in part at the option of the Company;
(7) the obligation, if any, of the Company to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (9) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;
(10) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable; (11) if the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; and (12) any other terms of the Offered Debt Securities. Additionally, the

Prospectus Supplement with respect to any Convertible Subordinated Offered Debt Securities will set forth the Initial Conversion Price, the Initial Conversion Date and the Final Conversion Date therefor and any other terms relating to the conversion thereof into Common Stock of the Company. The Prospectus Supplement with respect to any Senior Offered Debt Securities will describe the application, if any, of Section 403 or Section 1007 of the Senior Indenture thereto. (Section 301).

  Unless otherwise indicated in the Prospectus Supplement, the principal of and premium, if any, and interest, if any, on the Offered Debt Securities will be payable, transfers of the Offered Debt Securities will be registrable, and Convertible Subordinated Offered Debt Securities may be surrendered for conversion, at Marine Midland Bank, 140 Broadway, New York, New York 10005, provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 301, 305, 307 and 1002).

  In any case where the date on which the principal of and premium, if any, and interest, if any, on the Offered Debt Securities is payable, or which is the last day any Convertible Subordinated Offered Debt Securities may be converted, is not a Business Day at any Place of Payment for such Offered Debt Securities, or at any place where Convertible Subordinated Offered Debt Securities may be surrendered for conversion, then (notwithstanding any other provision of the applicable Indenture or of such Offered Debt Securities) payment of such principal, premium or interest, or conversion of such Convertible Subordinated Offered Debt Securities, need not be made at such Place of Payment, or place where Convertible Subordinated Offered Debt Securities may be surrendered for conversion, on such date, but may be made on the next succeeding Business Day at such Place of Payment, or place where Convertible Subordinated Offered Debt Securities may be surrendered for conversion, provided that no interest shall accrue for the period from and after the date on which such principal, premium or interest is payable. (Section 113).

  Unless otherwise indicated in the Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section 302). No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. If such Securities are issued, the material federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to any Original Issue Discount Securities.

EVENTS OF DEFAULT

  The following are Events of Default under each Indenture with respect to Debt Securities of any series issued under such Indenture: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due;
(b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in such Indenture (other than a covenant included in such Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in such Indenture; (e) the acceleration, or failure to pay at maturity (including any applicable grace period), of any indebtedness for money borrowed by the Company exceeding $20,000,000 in principal amount, which acceleration or failure to pay is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to the Company as provided in such Indenture; (f) certain events in bankruptcy, insolvency or reorganization in respect of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501).

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee for such Debt Securities or the Holders of at least 25 percent in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502). For information as to waiver of defaults, see "Modification and Waiver."

  Neither Trustee will be under any obligation, subject to the duty of each Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture to which such Trustee is a party at the request or direction of any of the Holders of Debt Securities issued under such Indenture, unless such Holders shall have offered to such Trustee reasonable security or indemnity. Subject to such provisions for indemnification of the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

  The Company will furnish to each Trustee annually a certificate as to compliance with all conditions and covenants under the Indenture to which such Trustee is a party.

MODIFICATION AND WAIVER

  Modifications and amendments of either Indenture may be made by the Company and the Trustee under such Indenture with the consent of the Holders of not less than 66 2/3 percent in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security issued under such Indenture affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or the rate of interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or premium, if any, or the rate of interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) adversely affect the right to convert any Convertible Subordinated Debt Security or modify the provisions of the Convertible Subordinated Indenture with respect to the subordination of the Convertible Subordinated Debt Securities in a manner adverse to the Holders thereof, or (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, or the percentage of Holders the consent of which is required for modification or amendment of the Indenture for such Debt Securities or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults. (Section 902).

  Each Indenture provides that the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under such Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest on any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

  The Senior Indenture (but not the Convertible Subordinated Indenture) provides that the Holders of not less than a majority in principal amount of the Outstanding Senior Debt Securities of any series may, on behalf of the Holders of all Senior Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Senior Indenture. (Section 1009).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person, if other than a wholly-owned Subsidiary (except for directors' qualifying shares), which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under each Indenture, and (in the case of the Convertible Subordinated Indenture) provides for conversion rights for the Convertible Subordinated Debt Securities, (ii) after giving effect to the transaction, no Event of Default, and no event related to such transaction which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing and (iii) certain other conditions are met. (Sections 801 and 802).

CONCERNING THE TRUSTEES

  The Company and certain of its subsidiaries, in the ordinary course of business, maintain general banking relations with Marine Midland Bank. Pursuant to the provisions of the Trust Indenture Act of 1939, upon a default under either the Senior Indenture or the Convertible Subordinated Indenture, Marine Midland Bank may be deemed to have a conflicting interest by virtue of its acting as both the Senior Trustee and the Convertible Subordinated Trustee requiring it to resign and be replaced by a successor trustee in one of such positions.

                            SENIOR DEBT SECURITIES

  The following provisions apply only to Senior Debt Securities and not to Convertible Subordinated Debt Securities.

BOOK-ENTRY DEBT SECURITIES

  The Senior Offered Debt Securities may be issued in the form of one or more Global Securities that will be deposited with a Depository or its nominee identified in the Prospectus Supplement relating to such Senior Offered Debt Securities. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Global Security to a nominee of such Depository and except in the circumstances described in the Prospectus Supplement relating to such Senior Offered Debt Securities. (Sections 205 and
305).

  The specific terms of the depository arrangement with respect to any portion of a series of Senior Offered Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such Senior Offered Debt Securities.

LIMITATION ON LIENS

  The Senior Indenture provides that the Company will not, and will not permit any Subsidiary, directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary (as defined below) (or any company, other than the Company, having direct or indirect control of any Designated Subsidiary) unless the Senior Debt Securities and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Senior Debt Securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1006).

  The Company does not believe that the covenant described above will have a material effect on the Company's or any Subsidiary's ability to conduct its operations. A similar covenant has appeared in other indentures and agreements relating to outstanding long-term indebtedness of the Company and guarantees by the Company of long-term indebtedness of Subsidiaries, and such covenant has not had a material effect on the operations of the Company or any Subsidiary. This covenant does not restrict the ability of the Company or any Subsidiary to mortgage, pledge or grant liens, security interests or other encumbrances of any nature on any property or assets other than the common stock of a Designated Subsidiary. The Company believes that this covenant may provide some benefit to Holders of Senior Debt Securities in the event the Company or any Subsidiary finds it necessary to obtain financing secured by the common stock of a Designated Subsidiary.

  The term "Designated Subsidiary" means each of CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company and Insurance Company of North America, so long as it remains a Subsidiary, or any Subsidiary which is a successor of such Designated Subsidiary. (Section 101).

DEFEASANCE

  Defeasance and Discharge. The Senior Indenture provides, if such provision is made applicable to the Senior Debt Securities of any series pursuant to
Section 301 of the Senior Indenture, that the Company will be discharged from any and all obligations in respect of the Senior Debt Securities of such series (except for certain obligations to register the transfer or exchange of Senior Debt Securities of such series, to replace stolen, lost or mutilated Senior Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Senior Trustee, or another qualified corporate trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect of such U.S. Government Obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the Senior Debt Securities of such series on the Stated Maturity of such payments and any mandatory sinking fund payments or analogous payments applicable to the Senior Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Senior Indenture and the Senior Debt Securities of such series. Such a trust may only be established if, among other things, (i) either (x) the Company has delivered to the Senior Trustee an Opinion of Counsel to the effect that since the date of the Senior Indenture there has been a change in the applicable federal income tax law, including a change in the official interpretation thereof, or (y) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, in either case to the effect that Holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the Company has delivered to the Senior Trustee an Opinion of Counsel to the effect that the Senior Debt Securities of such series, if then listed on the

New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 403).

  Defeasance of Certain Obligations and Certain Events of Default. The Senior Indenture provides that, if applicable, the Company may omit to comply with the restrictive covenants in Section 1005 ("Maintenance of Properties") or
Section 1006 ("Limitation on Liens on Common Stock of Designated Subsidiaries"), and Section 501(4) (described in Clause (d) under "Events of Default") with respect to Sections 1005 and 1006 and Section 501(5) (described in Clause (e) under "Events of Default") shall be deemed not to be an Event of Default under the Senior Indenture with respect to the Senior Debt Securities of any series, upon the deposit with the Senior Trustee, or another qualified corporate trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect of such U.S. Government Obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the Senior Debt Securities of such series on the Stated Maturity of such payments and any mandatory sinking fund payments or analogous payments applicable to the Senior Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Senior Indenture and the Senior Debt Securities of such series. The obligations of the Company under the Senior Indenture and the Senior Debt Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Senior Trustee an Opinion of Counsel to the effect that (i) the Holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the Senior Debt Securities of such series, if then listed on the New York Stock Exchange, will not be delisted as a result of such deposit and defeasance. (Section 1007).

  In the event the Company exercises its option to omit compliance with certain covenants of the Senior Indenture with respect to the Senior Debt Securities of any series as described above and the Senior Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in Clause (d) or (e) under "Events of Default," the amount of money and U.S. Government Obligations on deposit with the Senior Trustee, or another qualified corporate trustee, will be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments. If the Company fails to pay such amounts as and when required by the terms of the Senior Indenture, the Senior Trustee may institute and prosecute a judicial proceeding for the collection of such amounts and may enforce any judgment or final decree obtained in such proceeding. (Section 503).

                   CONVERTIBLE SUBORDINATED DEBT SECURITIES

  The following provisions apply only to Convertible Subordinated Debt Securities and not to Senior Debt Securities.

SUBORDINATION

  The payment of the principal of and premium, if any, and interest on the Convertible Subordinated Debt Securities will, to the extent set forth in the Convertible Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Convertible Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the Convertible Subordinated Debt Securities. In the event of the acceleration of the maturity of any Convertible Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Convertible Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest on the Convertible Subordinated Debt Securities. No payments on account of principal, premium, if any, or interest in respect of the Convertible Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock, and certain subordinated securities, of the Company) upon conversion of a Convertible Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Convertible Subordinated Debt Security. (Article Thirteen)

  By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Convertible Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness, and may recover more, ratably, than the Holders of the Convertible Subordinated Debt Securities.

  "Senior Indebtedness" is defined to mean the principal of (and premium, if any) and interest on all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Convertible Subordinated Debt Securities, whether outstanding on the date of the Convertible Subordinated Indenture or thereafter created, incurred or assumed, which is:
(i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (iii) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party, including amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Convertible Subordinated Debt Securities.

  At September 30, 1997, Senior Indebtedness aggregated approximately $2 billion. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. The Convertible Subordinated Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness.

CONVERSION RIGHTS

  The Convertible Subordinated Debt Securities will be convertible into Common Stock of the Company prior to redemption during the time period specified in the Prospectus Supplement with respect thereto, initially at the Initial Conversion Price therefor specified in such Prospectus Supplement. The right to convert Convertible Subordinated Debt Securities subject to and called for redemption will terminate at the close of business on the Redemption Date and will be lost if not exercised prior to that time. (Section 1401)

  The conversion price will be subject to adjustment in certain events, including (i) dividends (and other distributions) payable in Common Stock on any class of capital stock of the Company, (ii) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the current market price (as defined),
(iii) subdivisions, combinations and reclassifications of Common Stock, and
(iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above and dividends and distributions paid in cash out of the retained earnings of the Company). In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock. (Section 1404) In case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, each Convertible Subordinated Debt Security then outstanding would, without the consent of any Holders of such Convertible Subordinated Debt Security, become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which such Convertible Subordinated Debt Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). (Section 1411)

  Fractional shares of Common Stock are not to be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon market price (as determined by the Board of Directors). (Section 1403) Convertible Subordinated Debt Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Convertible Subordinated Debt Securities called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is to receive. If any Convertible Subordinated Debt Security is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Convertible Subordinated Debt Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except where Convertible Subordinated Debt Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Convertible Subordinated Debt Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion. (Sections 307 and 1402)

  If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for Federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Convertible Subordinated Indenture, the conversion price of the Convertible Subordinated Debt Securities is reduced, such reduction may be deemed to be the payment of a taxable dividend to holders of Convertible Subordinated Debt Securities.

                        DESCRIPTION OF PREFERRED STOCK

  The following is a description of certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. Certain provisions applicable to the Preferred Stock are set forth below in "Description of Common Stock."

  The summary of terms of the Company's Preferred Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation and the certificate of designation relating to each series of the Preferred Stock (the "Certificate of Designation"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

  The Company's Restated Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are outstanding as of the date of this Prospectus, but the Company has reserved for issuance 6,000,000 shares of its Junior Participating Preferred Stock, Series D, issuable pursuant to the Company's shareholder rights plan, a description of which has been incorporated by reference herein. The Company's Preferred Stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the Board of Directors. Subject to limitations prescribed by law, the Board of Directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without shareholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company. For example, the Company could issue a class or classes of preferred stock the provisions of which would not protect the holders thereof with respect to redemption premiums in the event of certain mergers or other changes of control or provide the holders thereof an opportunity to vote as a class with respect to certain changes of control.

  The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise described in a Prospectus Supplement relating to a particular series of the Preferred Stock. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designations and stated value per share, if any, of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; and (7) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

GENERAL

  The Preferred Stock offered hereby will be issued in one or more series. Shares of Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. The Prospectus Supplement will contain, if applicable, a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock offered by such Prospectus Supplement.

RANK

  The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company, rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Preferred Stock shall be junior to all outstanding debt of the Company. The Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Restated Certificate of Incorporation.

DIVIDENDS

  Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as described in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board of Directors (each of such dates, a "Record Date").

  Such dividends may be cumulative or noncumulative, as described in the applicable Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment dates.

  No full dividends shall be declared or paid or set apart for payment on preferred stock of the Company of any series ranking, as to dividends, on a parity with or junior to the series of Preferred Stock offered by the applicable Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any other preferred stock of the Company ranking on a parity as to dividends with the Preferred Stock, dividends upon shares of such Preferred Stock and dividends on such other preferred stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such other preferred stock, bear to each other.

CONVERTIBILITY

  The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock of the Company or another series of Preferred Stock or other securities of the Company will be set forth in the applicable Prospectus Supplement. See "Description of Common Stock."

REDEMPTION

  The terms, if any, on which shares of Preferred Stock of any series may be redeemed will be set forth in the applicable Prospectus Supplement.

LIQUIDATION

  In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock or any other security ranking junior to the Preferred Stock on liquidation, dissolution or winding up of the Company, to receive an amount per share as set forth in the applicable Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative). If the amounts available for distribution with respect to the Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of preferred stock may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidation preference, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

VOTING

  The Preferred Stock of a series will not be entitled to vote, except as described below or in the applicable Prospectus Supplement and as required by applicable law. Without the affirmative vote of a majority of the shares of Preferred Stock then outstanding (voting separately as a class together with any Parity Stock), the Company may not (i) increase or decrease the aggregate number of authorized shares of such class, (ii) increase or decrease the par value of the shares of such class, or (iii) alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

NO OTHER RIGHTS

  The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Certificate of Incorporation and in the applicable Certificate of Designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

  The transfer agent for each series of Preferred Stock will be described in the related Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

  The Company is authorized to issue 200,000,000 shares of Common Stock, par value $1.00 per share, of which 73,546,632 shares were issued and outstanding at October 31, 1997. The Common Stock is listed on the New York, Pacific and Philadelphia Stock Exchanges. The Company will use its best efforts to list on the New York Stock Exchange any Common Stock to be offered by the Prospectus Supplement attached hereto.

  Holders of Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare. Payment of dividends on the Common Stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. No shares of preferred stock are outstanding as of the date of this Prospectus.

  The Company's Board of Directors is divided into three classes, each elected for a term of three years. Directors may be removed only for cause. Holders of Common Stock have one vote per share and have no cumulative voting rights. Subject to the rights of creditors and the liquidation preferences of holders of preferred stock, the holders of Common Stock are entitled to share ratably in the remaining assets of the Company in the event of its voluntary or involuntary liquidation or dissolution. Holders of Common Stock have no preemptive rights. All shares of Common Stock presently outstanding are, and all such shares to be offered by the Prospectus Supplement attached hereto will be, fully paid and nonassessable.

  Under the Company's shareholder rights plan, a Preferred Stock Purchase Right (a "Right") attaches to each outstanding share of Common Stock. The Rights trade with the Common Stock until the Rights become exercisable. They are exercisable only if a party acquires, or announces a tender offer to acquire, 10% or more of the outstanding Common Stock, unless CIGNA's Board of Directors approves the transaction. Each Right entitles the shareholder to buy, for a $780 exercise price, 1/100 of a share of Junior Participating Preferred Stock, Series D, having dividend and voting rights approximately equal to one share of Common Stock. Upon the acquisition of 10% or more of the outstanding Common Stock by an acquirer, all Rights holders except the acquirer may, except under certain circumstances, purchase shares of Common Stock worth twice the exercise price. If, after the acquisition of 10% or more of the outstanding Common Stock, the Company is acquired in a merger or other business combination transaction, Rights holders may purchase the acquirer's shares at a similar discount. The Company may redeem the Rights for one cent each at any time before an acquirer acquires 10% of its outstanding Common Stock, and thereafter under certain circumstances.

  Certain mergers and other business combinations must be approved by holders of at least 80 percent of the outstanding Common Stock and any preferred stock entitled to vote generally, voting together as a single class, except where the transaction is approved by a majority of the Company's Board of Directors, or certain minimum price criteria and procedural conditions are met as specified in the Company's Restated Certificate of Incorporation. A similar 80 percent vote of the outstanding Common Stock and any preferred stock entitled to vote generally, voting together as a single class, is required for the Company's shareholders to amend, repeal or adopt any charter provision inconsistent with such provisions or to adopt, amend or repeal the Company's by-laws. Such provisions could inhibit a change of control in situations that the Board of Directors determines are not adequate or in the best interests of shareholders, or that do not meet specified fair price criteria and procedural conditions. In some circumstances, some or all shareholders could be denied the opportunity to realize a premium over the then-prevailing market price for the shares.

  The Transfer Agent and Registrar for the Common Stock is First Chicago Trust Company of New York.

                             PLAN OF DISTRIBUTION

  General. The Company may sell Securities to or through underwriters or agents, directly to other purchasers, to both investors and dealers through a specific bidding or auction process or otherwise, or through a combination of any such methods of sale. If a bidding or auction process is used, it will be described in the Prospectus Supplement.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

  Delayed Delivery Arrangements. If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in a Prospectus Supplement, the validity of the Securities offered hereby will be passed upon for the Company by Thomas J. Wagner, Executive Vice President and General Counsel of CIGNA Corporation, and for the underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. As of November 21, 1997, Mr. Wagner was the beneficial owner of 35,948 shares of Common Stock and held options to acquire 20,802 shares, which are exercisable within 60 days.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules of CIGNA Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated herein by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following (except for filing fees) are the estimated expenses to be incurred by the Company in connection with the offering described in this Registration Statement.

Filing fee for Registration Statement................................. $242,424
Fees and expenses of Trustee..........................................   50,000
Rating agency fees....................................................  210,000
Blue sky filing fees and expenses.....................................    5,000
Accounting fees and expenses..........................................   90,000
Printing and engraving expenses.......................................  150,000
Miscellaneous expenses................................................    2,576
                                                                       --------
    Total............................................................. $750,000
                                                                       --------
                                                                       --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

  Under Article VI of its By-Laws, the Company will indemnify any director or officer of the Company, as well as any other persons who serve as directors or officers of any other entity at the request of the Company, to the extent that such persons' defense to any claim against them in such capacity is successful or to the extent that they are determined to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, as to which such person had no reasonable cause to believe that such conduct was unlawful. Article VI will not provide indemnification to a director or officer who has been adjudged to be liable to the Company, unless a competent court shall determine that such indemnification is proper.

  The Company is insured against liabilities which it may incur by reason of
Article VI of its By-Laws. In addition, directors and officers are insured, at the Company's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under the By-Laws.

ITEM 16. EXHIBITS

  The documents listed hereunder are filed as exhibits hereto.

 NUMBER           DESCRIPTION            METHOD OF FILING
 ------           -----------            ----------------
  1.1   Form of Distribution Agreement   Filed as Exhibit 1.1 to the Company's
        for Senior Debt Securities       Registration Statement No. 33-39269
                                         and incorporated herein by reference.
  1.2   Form of Underwriting Agreement   Filed herewith.
        for Senior Debt Securities

 NUMBER           DESCRIPTION            METHOD OF FILING
 ------           -----------            ----------------
   1.3  Form of Underwriting Agreement   Filed herewith.
        for Convertible Subordinated
        Debt Securities
   4.1  Form of Senior Indenture         Filed as Exhibit 4.1 to the Company's
        between the Company and Marine   Registration Statement No. 33-65396
        Midland Bank, N.A., as Senior    and incorporated herein by reference.
        Trustee, including form of
        Senior Debt Securities
   4.2  Form of Convertible              Filed as Exhibit 4.2 to the Company's
        Subordinated Indenture between   Registration Statement No. 33-65396
        the Company and Marine Midland   and incorporated herein by reference.
        Bank, N.A., as Convertible
        Subordinated Trustee,
        including form of Convertible
        Subordinated Debt Securities
   4.3  Restated Certificate of          Filed as Exhibit 3 to the Company's
        Incorporation of the Company     Form 10-Q for the quarter ended
        as last amended August 4, 1997   September 30, 1997 and incorporated
                                         herein by reference.
   4.4  By-Laws of the Company as last   Filed as Exhibit 3.2 to the Company's
        amended and restated January     Form 10-K for the year ended
        22, 1997                         December 31, 1996 and incorporated
                                         herein by reference.
   4.5  Form of Common Stock             Filed as Exhibit 4.5 to the Company's
        Certificate                      Registration Statement No. 33-47235
                                         and incorporated herein by reference.
   4.6  Description of Preferred Stock   Filed as Item 1 and Exhibit 1 to the
        Purchase Rights, including the   Company's Form 8-A Registration
        Rights Agreement dated as of     Statement dated July 23, 1997, and
        July 23, 1997 between CIGNA      incorporated herein by reference.
        Corporation and First Chicago
        Trust Company of New York
   5    Opinion of Counsel as to         Filed herewith.
        legality
  12.1  Computation of Ratio of          Filed as Exhibit 12 to the Company's
        Earnings to Fixed Charges as     Form 10-K for the year ended
        of December 31, 1996, 1995,      December 31, 1996 and incorporated
        1994, 1993 and 1992              herein by reference.
  12.2  Computation of Ratio of          Filed as Exhibit 12 to the Company's
        Earnings to Fixed Charges as     Form 10-Q for the quarter ended
        of September 30, 1997            September 30, 1997 and incorporated
                                         herein by reference.
  23.1  Consent of Price Waterhouse
        LLP                              Filed herewith.
  23.2  Consent of Counsel               Included in Exhibit 5.
  24.1  Powers of Attorney               Filed herewith.
  24.2  Certified Resolutions            Filed herewith.
  25.1  Form T-1 Statement of            Filed as Exhibit 25.1 to the Company's
        Eligibility and Qualification    Registration Statement No. 33-65396
        under the Trust Indenture Act    and incorporated herein by reference.
        of 1939 of the Senior Trustee
  25.2  Form T-1 Statement of            Filed as Exhibit 25.2 to the Company's
        Eligibility and Qualification    Registration Statement No. 33-65396
        under the Trust Indenture Act    and incorporated herein by reference.
        of 1939 of the Convertible
        Subordinated Trustee

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, WHO ALSO SIGNED THIS REGISTRATION STATEMENT IN THE CAPACITIES INDICATED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA ON THE 25TH DAY OF NOVEMBER, 1997.

                                         CIGNA Corporation

                                                    * Wilson H. Taylor
                                         By ___________________________________
                                                     WILSON H. TAYLOR
                                                  CHAIRMAN OF THE BOARD,
                                                 CHIEF EXECUTIVE OFFICER
                                                     AND A DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Principal Financial Officer:             Principal Accounting Officer:


        /s/ James G. Stewart 11/25/97             /s/ Gary A. Swords 11/25/97
------------------------------------     ------------------------------------
          JAMES G. STEWART      DATE                GARY A. SWORDS          DATE
      EXECUTIVE VICE PRESIDENT                    VICE PRESIDENT AND
    AND CHIEF FINANCIAL OFFICER                CHIEF ACCOUNTING OFFICER

                                   Directors:

         * Robert P. Bauman                       * Paul F. Oreffice
------------------------------------     ------------------------------------
          ROBERT P. BAUMAN                         PAUL F. OREFFICE


        * Robert H. Campbell                    * Charles R. Shoemate
------------------------------------     ------------------------------------
         ROBERT H. CAMPBELL                      CHARLES R. SHOEMATE


      * Alfred C. DeCrane, Jr.                * Louis W. Sullivan, M.D.
------------------------------------     ------------------------------------
       ALFRED C. DECRANE, JR.                  LOUIS W. SULLIVAN, M.D.


          * Bernard M. Fox                        * Harold A. Wagner
------------------------------------     ------------------------------------
           BERNARD M. FOX                          HAROLD A. WAGNER


         * Marilyn W. Lewis                        * Carol Cox Wait
------------------------------------     ------------------------------------
          MARILYN W. LEWIS                          CAROL COX WAIT

                                                  /s/ Thomas J. Wagner 11/25/97
                                         *By ________________________________
                                                   THOMAS J. WAGNER         DATE
                                                   ATTORNEY IN FACT

                                 EXHIBIT INDEX

 NUMBER             DESCRIPTION               METHOD OF FILING
 ------             -----------               ----------------
   1.1  Form of Distribution Agreement for    Filed as Exhibit 1.1 to the
        Senior Debt Securities                Company's Registration Statement
                                              No. 33-39269 and incorporated
                                              herein by reference.
   1.2  Form of Underwriting Agreement for    Filed herewith.
        Senior Debt Securities
   1.3  Form of Underwriting Agreement for    Filed herewith.
        Convertible Subordinated Debt
        Securities
   4.1  Form of Senior Indenture between      Filed as Exhibit 4.1 to the
        the Company and Marine Midland        Company's Registration Statement
        Bank, N.A., as Senior Trustee,        No. 33-65396 and incorporated
        including form of Senior Debt         herein by reference.
        Securities
   4.2  Form of Convertible Subordinated      Filed as Exhibit 4.2 to the
        Indenture between the Company and     Company's Registration Statement
        Marine Midland Bank, N.A., as         No. 33-65396 and incorporated
        Convertible Subordinated Trustee,     herein by reference.
        including form of Convertible
        Subordinated Debt Securities
   4.3  Restated Certificate of               Filed as Exhibit 3 to the
        Incorporation of the Company as       Company's Form 10-Q for the
        last amended August 4, 1997           quarter ended September 30, 1997
                                              and incorporated herein by
                                              reference.
   4.4  By-Laws of the Company as last        Filed as Exhibit 3.2 to the
        amended and restated January 22,      Company's Form 10-K for the year
        1997                                  ended December 31, 1996 and
                                              incorporated herein by reference.
   4.5  Form of Common Stock Certificate      Filed as Exhibit 4.5 to the
                                              Company's Registration Statement
                                              No. 33-47235 and incorporated
                                              herein by reference.
   4.6  Description of Preferred Stock        Filed as Item 1 and Exhibit 1 to
        Purchase Rights, including the        the Company's Form 8-A
        Rights Agreement dated as of July     Registration Statement dated July
        23, 1997 between CIGNA Corporation    23, 1997, and incorporated herein
        and First Chicago Trust Company of    by reference.
        New York


   5    Opinion of Counsel as to legality     Filed herewith.
  12.1  Computation of Ratio of Earnings to   Filed as Exhibit 12 to the
        Fixed Charges as of December 31,      Company's Form 10-K for the year
        1996, 1995, 1994, 1993 and 1992       ended December 31, 1996 and
                                              incorporated herein by reference.
  12.2  Computation of Ratio of Earnings to   Filed as Exhibit 12 to the
        Fixed Charges as of September 30,     Company's Form 10-Q for the
        1997                                  quarter ended September 30, 1997
                                              and incorporated herein by
                                              reference.

 NUMBER             DESCRIPTION               METHOD OF FILING
 ------             -----------               ----------------
  23.1  Consent of Price Waterhouse LLP       Filed herewith.
  23.2  Consent of Counsel                    Included in Exhibit 5.
  24.1  Powers of Attorney                    Filed herewith.
  24.2  Certified Resolutions                 Filed herewith.
  25.1  Form T-1 Statement of Eligibility     Filed as Exhibit 25.1 to the
        and Qualification under the Trust     Company's Registration Statement
        Indenture Act of 1939 of the Senior   No. 33-65396 and incorporated
        Trustee                               herein by reference.
  25.2  Form T-1 Statement of Eligibility     Filed as Exhibit 25.2 to the
        and Qualification under the Trust     Company's Registration Statement
        Indenture Act of 1939 of the          No. 33-65396 and incorporated
        Convertible Subordinated Trustee      herein by reference